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                                                                     EXHIBIT 8.2

                [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]


                               August 18, 1998



ATL Products, Inc.
2801 Kelvin Avenue
Irvine, California 92614

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the Agreement and Plan of Reorganization (the "Agreement") dated May 18, 1998, among Quantum Corporation, a Delaware corporation ("Quantum"), Quick Acquisition Corporation, a Delaware corporation ("Sub"), and ATL Products, Inc., a Delaware corporation ("ATL"). Pursuant to the Agreement, Sub will merge with and into ATL (the "Merger"), and ATL will become a wholly owned subsidiary of Quantum.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to ATL in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Agreement;

          2.  Representations made to us in a letter by Quantum and Sub;

          3.  Representations made to us in a letter by ATL;

          4.  The Registration Statement; and

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ATL Products, Inc.                                               August 18, 1998
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          5.  Such other instruments and documents related to the formation, organization and operation of Quantum, ATL and Sub and to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          B. All representations made to us are true and correct as of the date of this letter and will be true and correct as of the Effective Time (and thereafter to the extent related to periods after the Merger). All representations or statements made "to the best knowledge" of a person or similarly qualified are and will be correct without such qualification;

          C. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under the laws of the State of Delaware;

          D. Quantum will not redeem, subsequent to and in connection with the Merger, an amount of its stock having a value greater than 15%, in the aggregate, of the Quantum Common Stock issued in the Merger; and

          E. The Merger will be reported by Quantum and ATL on their respective federal income tax returns in a manner consistent with the opinion set forth below.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

          In addition to the assumptions and representations set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          a.  This opinion represents and is based upon our best judgment
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ATL Products, Inc.                                               August 18, 1998
                                                                          Page 3

regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          b. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. This opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding
(i) whether and the extent to which any ATL stockholder who has provided or will provide services to ATL, Quantum or Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Quantum Common Stock received by any such stockholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708, or the regu lations promulgated thereunder; (iv) other than that the Merger will be a reorganization within the meaning of Section 368(a) of the Code and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Quantum, Sub or ATL, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of ATL, application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in ATL acquired by Quantum in the Merger; (vi) the tax consequences of any transaction in which ATL stock or a right to acquire ATL stock was received, including the 1997 distribution of the stock of ATL by Odetics, Inc., or the effect of the Merger upon such tax consequences; or (vii) the tax consequences of the Merger to holders of options or warrants to purchase ATL stock.

          c. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In
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the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          d. This opinion has been delivered to you solely in connection with the Registration Statement. It is intended solely for your benefit and may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in such Registration Statement and any amendment thereto.

                               Very truly yours,

                               /s/ Brobeck, Phleger & Harrison LLP

                               BROBECK, PHLEGER & HARRISON LLP